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                                                                      Exhibit 32

                        Endurance Specialty Holdings Ltd.

                      Certification Pursuant to Section 906
                        of the Sarbanes-Oxley Act of 2002

       In connection with the Annual Report on Form 10-K of Endurance Specialty Holdings Ltd. (the "Company") for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (1) to the best of his knowledge the Report fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


     Date: March 12, 2004                        By: /s/ Kenneth J. LeStrange
                                                     ------------------------
                                                    Chief Executive Officer


     Date: March 12, 2004                        By:/s/ James R. Kroner
                                                    -------------------
                                                    James R. Kroner
                                                    Chief Financial Officer

       This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.